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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 24, 2002


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                                  MOSSIMO, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                     001-14208               33-0684524
(State or other Jurisdiction   (Commission File Number)      (IRS Employer
     of Incorporation)                                    Identification Number)

              2016 BROADWAY
         SANTA MONICA, CALIFORNIA                                90404
 (Address of principal executive offices)                      (Zip Code)

                                 (310) 460-0040
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         Effective April 24, 2002, the Company entered into an amendment to its license and design services agreement (as amended, the "Target Agreement") with Target Corporation ("Target"). The amendment reflects that (i) Mossimo Giannulli, the Company's Chairman and Chief Executive Officer does not participate in the design services provided by the Company to Target and (ii) the fees paid to the Company under the Target Agreement consist of design service fees and royalty fees, with 55% of all fees being classified as royalty fees. The amendment to the Target Agreement is attached to this Current Report as Exhibit 10.1.

         The initial term of the Target Agreement expires on January 31, 2004. If Target is current on its payment obligations under the Target Agreement, Target has the right to renew the Target Agreement, on the same terms and conditions, for additional terms of two years each.

         In addition, on April 25, 2002, the Company entered into an amended and restated employment agreement (the "Amended and Restated Employment Agreement") with Mr. Giannulli. The Amended and Restated Employment Agreement, which supercedes the Employment Agreement effective as of February 1, 2001 (the "Old Agreement") between the Company and Mr. Giannulli, is effective as of February 1, 2002 and will continue in effect through January 31, 2004. The Amended and Restated Employment Agreement amended the Employment Agreement by, among other things, clarifying the scope of Mr. Giannulli's duties and responsibilities and modifying Mr. Giannulli's bonus compensation arrangements. Under the Old Agreement, Mr. Giannulli was entitled to receive a bonus equal to 50% of the Company's annual net royalty revenue in excess of the Company's guaranteed minimum net royalty revenue under the Target Agreement (the "Old Bonus"). Pursuant to the Amended and Restated Employment Agreement, Mr. Giannulli will no longer be entitled to the Old Bonus for any period commencing on or after February 1, 2002, and Mr. Giannulli will instead be entitled to participate in The Mossimo Giannulli Bonus Plan (the "Plan"), if the Plan is approved by the Company's stockholders. The Plan provides for the award of an annual bonus to Mr. Giannulli for the accomplishment of specific preestablished financial performance objectives by the Company, based on certain objective business criteria. The Compensation Committee of the Board of Directors of the Company (the "Committee") determines the annual financial performance objectives and the objective bonus formulas for computing the annual bonus. The Plan is being submitted to the Company's stockholders for approval at the Company's 2002 Annual Meeting of Stockholders.

         On April 29, 2002, the Committee determined the performance objectives and objective bonus formulas with respect to each of the five contract years under the Plan commencing on February 1, 2002 and ending on January 31, 2007. The Committee determined that, if the Plan is approved by the Company's stockholders, Mr. Giannulli shall be entitled to an annual bonus with respect to each contract year equal to twenty-nine percent (29%) of the excess (if any) of:
(1) the royalty fees paid to the Company under the Target Agreement for such contract year, less (ii) $5,293,750.

         The Amended and Restated Employment Agreement and the Plan are attached to this Current Report as Exhibits 10.2 and 10.3, respectively.

ITEM 7(C).        EXHIBITS.

         See Exhibit Index.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MOSSIMO, INC.


                                        By:      /s/ Gia Castrogiovanni
                                                --------------------------------
Date:    May 3, 2002                    Name:   Gia Castrogiovanni
                                        Title:  Senior Vice President, Treasurer
                                                and Secretary

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                                  EXHIBIT INDEX

Exhibit
Number                              Document Description
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10.1     Amendment to License and Design Services Agreement between Mossimo,
         Inc. and Target Stores entered into as of April 24, 2002.

10.2 Amended and Restated Employment Agreement between Mossimo, Inc. and Mossimo Giannulli entered into as of April 25, 2002.

10.3     Mossimo Giannulli Bonus Plan


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